Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE SECOND QUARTER OF 2011

Revenue increased 44% over second quarter 2010;
 Company sees continued revenue growth and success within the unified visual and virtualized communications market

SAN MATEO, Calif., July 21, 2011 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three months ended June 30, 2011.

Financial highlights included:

•
Total revenue for the quarter ended June 30, 2011 was $1.5 million, as compared to $1.0 million in the same quarter of 2010, reflecting continuing improvement in Product division (product and services, maintenance and support) revenues.  This results from the company’s continued investment in product development and key go-to-market growth strategies.

•
Operating expense (research and development, sales and marketing, and general and administrative) was $3.1 million for the second quarter of 2011, as compared to $3.3 million for the same quarter in 2010.

•
Net loss in the second quarter of 2011 was $2.2 million, or $0.06 per basic and diluted share, as compared to a net loss of $2.4 million, or $0.06 per basic and diluted share, in the second quarter of 2010.

•
Cash and cash equivalents balance as of June 30, 2011 was $1.0 million. Cash used in operations during the six months ended June 30, 2011 was $4.8 million, compared to cash generated from operations of $8.4 million for the six months ended June 30, 2010.

•	Adjusted EBITDA loss (as described below) for the second quarter of 2011 was $1.7 million, compared to an Adjusted EBITDA loss of $2.3 million for the same quarter in 2010.
•
Avistar’s total debt balance was $11.0 million as of June 30, 2011, compared to $7.0 million as of December 31, 2010. The increase was due primarily to issuance of a 4.5% Convertible Subordinated Note due 2013 in the principal amount of $3.0 million in March 2011.

Bob Kirk, CEO of Avistar, said, “In 2011, businesses are making important buying decisions as to their unified visual communications strategies. Key factors in these decisions are user demands for robust and reliable desktop videoconferencing solutions and their associated features and functionality, and aligning these solutions with the needs of the IT group. This emphasis positions Avistar with a formidable advantage since Avistar solutions are designed to provide an industry leading user experience while supporting virtualized desktop (VDI) and server environments, delivering advanced bandwidth management capabilities and achieving all this with an all software architecture that lowers the total cost of ownership. We believe customers’ focus on a combination of reliability, scalability, flexibility and lower cost of ownership is driving our revenue growth in 2011.”

Kirk concluded, “Avistar has been recognized by both our technology partners and enterprise business clients as providing a powerful suite of visual communications solutions that meet their current needs. Our continued investment in the Avistar C3™ platform means that we are also engineering our flagship technology to meet the future visual communications requirements of our partners and clients, and this is better understood in the market every day. As we continue to focus on new and significant technology partners as well as enterprise clients, our investment in our platform, company and people will pave the way for continued revenue growth and expanded market leadership within the unified visual communication industry. This growth is critical to our long term technological and financial success and emergence as an industry leader.”

Significant recent developments include:

•
Avistar launched the Avistar C3™ Connection Edition packages at Infocomm 2011, delivering concurrent call licensing. This new licensing capability helps to lower acquisition costs while promoting more rapid adoption of Avistar solutions.

•
Avistar demonstrated the Avistar C3 Integrator™ for Citrix solution, the industry’s first and only all software virtualized desktop (VDI) enabled unified visual communications solution, at Citrix Synergy San Francisco.

•
Avistar successfully completed several enterprise deployments of the Avistar C3™ platform and continues to support the deployment of 35,000 desktop videoconferencing seats at a single client. Additionally, Avistar supported technology partners such as InFocus as they launched new products based on Avistar’s technology.

About Avistar Communications Corporation

Avistar (OTC: AVSR) delivers the industry’s most advanced and proven desktop videoconferencing capabilities to technology partners and end users worldwide. Many leading technology firms such as IBM, LifeSize, and Logitech choose Avistar’s modular software technology to power their unified communications solutions because it is a more flexible, efficient and smarter alternative. Avistar’s innovative software-only, fully virtualized and bandwidth managed technology solves major infrastructure and user challenges associated with enabling video communications between individual employees and/or teams throughout an organization. Companies across a wide variety of industries depend on Avistar’s desktop videoconferencing solutions for everyday business communications with deployments ranging in size from 30 to 35,000 users. To learn more about Avistar’s industrial, scalable and economical desktop videoconferencing technology, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding expansion of our product portfolio, the impact of our new products on our business, the future performance of our sales and distribution channels, growth in our business and the videoconferencing industry, our ability to capture market share in the videoconferencing industry, future patent license royalty revenues and product revenues associated with our intellectual property and product businesses, and our positioning to emerge as a leader in the desktop visual communications industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the Company as of the date of the release, and the Company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of Adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "Adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of Adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe Adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###
Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 mtconway@att.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended June 30, 2011 and 2010
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Revenue:
Product	$402	$309	$876	$391
Licensing and sale of patents	264	208	370	14,357
Services, maintenance and support	804	505	1,614	1,050
Total revenue	1,470	1,022	2,860	15,798
Costs and expenses:
Cost of product revenue*	133	85	228	238
Cost of services, maintenance and support revenue*	333	283	606	666
Research and development*	1,345	1,565	2,788	3,504
Sales and marketing*	727	696	1,637	1,309
General and administrative*	1,061	1,023	2,122	2,137
Total costs and expenses	3,599	3,652	7,381	7,854
Income (loss) from operations	(2,129)	(2,630)	(4,521)	7,944
Other income (expense), net	(58)	(9)	(85)	(17)
Income (loss) before provison for (benefit from) income taxes	(2,187)	(2,639)	(4,606)	7,927
Provision for (benefit from) income taxes	2	(238)	4	99
Net income (loss)	$(2,189)	$(2,401)	$(4,610)	$7,828
Net income (loss) per share - basic and diluted	$(0.06)	$(0.06)	$(0.12)	$0.20
Weighted average shares used in calculating
basic net income (loss) per share	39,359	39,022	39,303	39,015
Weighted average shares used in calculating
diluted net income (loss) per share	39,359	39,022	39,303	39,428

*Including stock-based compensation of:
Cost of products, services, maintenance and support revenue	$18	$(7)	$27	$16
Research and development	69	101	141	202
Sales and marketing	68	43	126	85
General and administrative	230	130	395	283
	$385	$267	$689	$586

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of June 30, 2011 and December 31, 2010
(in thousands, except share and per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,012	$1,817
Accounts receivable, net of allowance for doubtful accounts of $9 and $4 at June 30, 2011 and December 31, 2010, respectively	725	721
Inventories	22	23
Prepaid expenses and other current assets	355	413
Total current assets	2,114	2,974
Property and equipment, net	146	184
Other assets	53	108
Total assets	$2,313	$3,266

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$8,000	$7,000
Accounts payable	581	399
Deferred services revenue and customer deposits	1,405	2,612
Accrued liabilities and other	1,000	1,048
Total current liabilities	10,986	11,059
Long-term liabilities:
Long-term convertible debt	3,000	-
Other long-term liabilities	45	59
Total liabilities	14,031	11,118
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at June 30, 2011 and December 31, 2010; 40,541,870 and 40,304,235 shares issued including
treasury shares at June 30, 2011 and December 31, 2010, respectively	40	40
Less: treasury common stock, 1,182,875 shares at June 30, 2011 and December 31, 2010, respectively, at cost	(53)	(53)
Additional paid-in-capital	104,561	103,817
Accumulated deficit	(116,266)	(111,656)
Total stockholders' equity (deficit)	(11,718)	(7,852)
Total liabilities and stockholders' equity (deficit)	$2,313	$3,266

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
for the three and six months ended June 30, 2011 and 2010
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,
	2011	2010
	(unaudited)

Net income (loss)	$(2,189)	$(2,401)
Other (income)/ expense, net	58	9
Provision for (benefit from) income tax	2	(238)
Depreciation	25	63
EBITDA	(2,104)	(2,567)
Stock-based compensation expense	385	267
Adjusted EBITDA Loss	$(1,719)	$(2,300)

	Six Months Ended June 30,
	2011	2010
	(unaudited)

Net income (loss)	$(4,610)	$7,828
Other (income)/ expense, net	85	17
Provision for (benefit from) income tax	4	99
Depreciation	55	113
EBITDA	(4,466)	8,057
Stock-based compensation expense	690	586
Adjusted EBITDA Loss	$(3,776)	$8,643

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2011 and 2010
(in thousands)

	Six Months Ended June 30,
	2011	2010
	(unaudited)

Cash Flows from Operating Activities:
Net income (loss)	$(4,610)	$7,828
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	55	113
Compensation on equity awards issued to consultants and employees	690	586
Provision for doubtful accounts	5	18
Changes in assets and liabilities:
Accounts receivable	(9)	493
Inventories	1	20
Prepaid expenses and other current assets	58	(41)
Other assets	55	(1)
Accounts payable	182	(31)
Other Long Term Liabilities	(14)	(22)
Deferred services revenue and customer deposits	(1,207)	(296)
Income taxes payable	(2)	75
Accrued liabilities and other	(46)	(322)
Net cash provided by (used in) operating activities	(4,842)	8,420

Cash Flows from Investing Activities:
Purchase of property and equipment	(17)	(171)
Net cash used in investing activities	(17)	(171)

Cash Flows from Financing Activities:
Line of credit payments	-	(11,250)
Proceeds from line of credit	1,000	3,700
Proceeds from convertible debt issuance	3,000	-
Net proceeds from issuance of common stock	54	16
Net cash provided by (used in) financing activities	4,054	(7,534)
Net increase (derease) in cash and cash equivalents	(805)	715
Cash and cash equivalents, beginning of period	1,817	294
Cash and cash equivalents, end of period	$1,012	$1,009